UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Commerce Street, Suite 300, Nashville, Tennessee	37201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 744-3700
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.
     This Current Report on Form 8-K is being furnished to disclose the press release issued by Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), on October 21, 2008. The press release, which is furnished as Exhibit 99.1 hereto pursuant to Item 2.02 of
Form 8-K, announced the Company’s results of operations for the three and nine months ended September 30, 2008.
     The press release furnished herewith as Exhibit 99.1 contains certain non-GAAP financial measures as defined by Regulation G of the rules and regulations of the Securities and Exchange Commission. To supplement the Company’s consolidated financial statements prepared on a GAAP basis, the Company is disclosing non-GAAP earnings per share diluted, or EPS, and certain non-GAAP performance measures and ratios for the three and nine months ended September 30, 2008, in each case excluding merger related expenses associated with its merger with Mid-America Bancshares, Inc., a Tennessee corporation (“Mid-America”), on November 30, 2007. In addition, the press release contains non-GAAP projected EPS for the quarter ending December 31, 2008 and the fiscal year ending December 31, 2008, which excludes the impact of merger related expenses on the Company’s projected 2008 fourth quarter and full year EPS. The non-GAAP performance measures and ratios also are presented excluding the impact of goodwill and core deposit intangibles associated with the Company’s acquisition of Mid-America and Cavalry Bancorp, Inc., which the Company acquired on March 15, 2006.
     The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in the press release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies.
     The Company believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. The Company also included non-GAAP EPS and non-GAAP performance measures and ratios because it believes that these measures more accurately reflect the Company’s operating performance for the three and nine months ended September 30, 2008 when compared to the same period in 2007 and because it believes that the information provides investors with additional information to evaluate the Company’s past financial results and ongoing operational performance. The Company is presenting its projected fourth quarter and full year 2008 EPS exclusive of expected merger related expenses because it will allow investors to compare the Company’s fourth quarter and full year 2007 earnings per share diluted to its currently estimated earnings per share diluted for the fourth quarter and full year 2008 by excluding costs that are not expected to be recurring and that are not related to the Company’s core business operations.
     The Company’s management utilizes this non-GAAP financial information to compare the Company’s operating performance versus the comparable periods in 2007 and utilizes non-GAAP earnings per share diluted for the 2008 fiscal year excluding the anticipated merger related expenses in establishing the performance targets of its 2008 Annual Cash Incentive Plan and determining whether the Company has achieved those targets.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
99.1	Press release issued by Pinnacle Financial Partners, Inc. dated October 21, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.
By:	/s/ Harold R. Carpenter
Name: Harold R. Carpenter
Title: Executive Vice President and
Chief Financial Officer

Date: October 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated October 21, 2008